UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2012, Audatex North America, Inc., Solera Nederland Holding B.V., Audatex Holdings IV B.V. (collectively, the “Borrowers”), Audatex Holdings, LLC (“Holdings”) and certain subsidiaries of Holdings entered into a joinder agreement (the “Joinder Agreement”) with J.P. Morgan Chase Bank, N.A., Credit Suisse AG, Goldman Sachs and Fifth Third Bank (each a “Lender”) and Goldman Sachs Credit Partners L.P. (the “Administrative Agent”). The Joinder Agreement was entered into pursuant to that certain Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 13, 2012 (the “Amended Senior Credit Facility”), by and among the Borrowers, Holdings, certain subsidiaries of Holdings, the Administrative Agent and JPMorgan Securities LLC, as Lead Arranger, Syndication Agent and Documentation Agent. The Amended Senior Credit Facility provided the Borrowers with the ability to add up to $100.0 million of incremental revolving loans under the Amended Senior Credit Facility. By entering into the Joinder Agreement, the Borrowers established a committed incremental revolving credit facility of $85.0 million (the “Incremental Revolving Credit Facility”).

The Incremental Revolving Credit Facility includes customary restrictions that are usual for facilities and transactions of this type. The events of default under the Incremental Revolving Credit Facility include, among others, payment defaults, cross defaults with certain other indebtedness, breaches of covenants, judgments, change of control and bankruptcy events. In the event of an event of default, the Joinder Agreement requires the Borrowers to pay incremental interest at the rate of 2.0% and, depending on the nature of the default, the commitments will either automatically terminate and all unpaid amounts immediately become due and payable, or the lenders may in their discretion terminate their commitments and declare due all unpaid amounts outstanding.

The representations, warranties and covenants of each party as set forth in the Incremental Revolving Credit Facility were made only for purposes of that agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Incremental Revolving Credit Facility, and are subject to limitations, qualifications and exceptions agreed upon by the parties thereto, and were made for the purposes of allocating contractual risk between the parties to the Incremental Revolving Credit Facility, and not for establishing these matters as facts. Any applicable materiality standards in the Incremental Revolving Credit Facility may differ from what investors may deem material. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Incremental Revolving Credit Facility, which subsequent information may or may not be fully reflected in public disclosures by us.

A copy of the Joinder Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason Brady
Date: July 25, 2012	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder Agreement, dated as of July 19, 2012, by and among Audatex North America, Inc., Solera Nederland Holding B.V., Audatex Holdings IV B.V., Audatex Holdings, LLC (“Holdings”) and certain subsidiaries of Holdings and J.P. Morgan Chase Bank, N.A., Credit Suisse AG, Goldman Sachs and Fifth Third Bank and Goldman Sachs Credit Partners L.P.